Exhibit 10.33

*** TEXT OMITTED AND SUBMITTED SEPARATELY
PURSUANT TO CONFIDENTIAL TREATMENT REQUEST
UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 230.406

EXECUTION COPY

PLASMA SALE/PURCHASE AGREEMENT

This Plasma Sale/Purchase Agreement and its Schedules (the “Agreement”) is entered into as of August 12, 2008 by and between ZLB Bioplasma Inc., a Delaware corporation doing business as ZLB Plasma, having an address at 5201 Congress Avenue, Suite 220, Boca Raton, Florida 33487 (“ZLB”), and Talecris Biotherapeutics, Inc., a Delaware corporation, having an address at 8368 U.S. Highway 70W, Clayton, NC 27520 (“Talecris”). ZLB and Talecris are at times referred to in this Agreement individually as a “Party” and/or collectively as the “Parties.”

WHEREAS, ZLB is in the business of collecting Plasma (as defined below) from human donors at ZLB’s plasma collection facilities within the United States;

WHEREAS, Talecris desires to purchase Plasma from ZLB, and ZLB desires to sell such Plasma to Talecris on the terms and conditions set forth herein; and

WHEREAS, this Agreement is entered into in connection with the execution of an Agreement and Plan of Merger dated as of August 12, 2008 (the “Merger Agreement”) by and among Talecris Biotherapeutics Holdings Corp. (the “Company”), CSL Limited (“Parent”), Alto Merger Sub Inc., and Talecris Holdings, LLC and is a material inducement to the Company’s willingness to enter into the Merger Agreement.

NOW THEREFORE, in consideration of the foregoing premises, which are hereby incorporated as part of this Agreement, and the mutual covenants, agreements and undertakings set forth herein, the Parties hereby agree as follows:

1.                                      DEFINITIONS

The following terms, wherever used in this Agreement, shall have the meanings set forth below:

1.1                               “Affiliate” shall mean any subsidiary, parent company, or other legal entity that directly or indirectly controls, is controlled by, or is under common control with or of a Party. For purposes of this definition, “control” means the direct or indirect ownership of more than fifty percent (50%) of the outstanding voting securities of the legal entity, the right to receive more than fifty percent (50%) of the profits or earnings of the legal entity, or the right or power to direct the policy decisions of the legal entity.

1.2                               “Confidential Information” shall mean the proprietary, non-public information of a Party provided by such Party to the other Party pursuant to or in furtherance of this Agreement and designated as confidential by the disclosing party. Confidential Information shall specifically include the existence of this Agreement as well as the terms and conditions hereof and all Schedules attached hereto, as well as any other business, pricing, or volume or other information arising out of the relationship memorialized by this Agreement. “Confidential Information” shall not include information that the receiving Party can demonstrate through competent evidence was: (i) within its knowledge or possession prior to disclosure by the disclosing Party; (ii) in the public domain at the time of disclosure or subsequently entered the

ZLB Bioplasma, Inc./Talecris Biotherapeutics, Inc.

Plasma Sale/Purchase Agreement

public domain through no fault of the receiving Party, (iii) disclosed to the receiving Party by a third party with the right to make such disclosure.

1.3                               “Plasma” shall mean Normal Source Plasma that meets the definitions and specifications set forth in Schedule 1. Plasma that does not meet the definitions and specifications set forth in Schedule 1, as such definitions and specifications may be amended, modified, supplemented or superseded from time to time (a) by Talecris in accordance with Sections 2.5 and 2.11 or (b) by changes or additions to current Good Manufacturing Practices as promulgated by the FDA (“cGMP”) or to applicable rules or regulations of governmental or regulatory authorities, other than by reason of Talecris’s failure to properly conduct PCR testing or report results thereof, shall be referred to as “Nonconforming Plasma.”

2.                                      SALE/PURCHASE/NON-SOLICITATION OBLIGATIONS OF THE PARTIES

2.1                               Volume/Use. Commencing on January 1, 2009 and continuing through the end of the Term (as defined in Section 4.1) (the “Delivery Period”), ZLB shall sell and Talecris shall purchase in each calendar year such annual minimum quantity of Plasma as is set forth in Schedule 2 (“Annual Quantity”). In addition, for each of calendar years 2011, 2012 and 2013, Talecris may, at its sole option, elect to purchase up to the maximum additional volume of Plasma as is set forth in Schedule 2, provided that Talecris has notified ZLB in writing no less than nine (9) months prior to the commencement of the applicable calendar year of any amount of additional Plasma Talecris elects to purchase in the applicable calendar year (such elected additional volume, the “Maximum Optional Volume”). In each calendar quarter during the Delivery Period, ZLB shall be obligated to deliver at least 20% of the Annual Quantity and, if applicable, of any Maximum Optional Volume for the current calendar year. Subject to the preceding sentence, all Plasma shall be deliverable in such increments as are available and as ZLB and Talecris may from time to time agree as to the frequency and schedule for pick-up/delivery. ZLB agrees to provide Talecris on October 1, 2008 a twelve (12) month rolling forecast estimating its Plasma deliveries in 2009 and will provide revised rolling forecasts every three calendar months thereafter. Talecris shall not sell the Plasma purchased from ZLB to any third party or any Affiliates other than subsidiaries of the Company, provided that such subsidiaries shall not then sell any such Plasma to any third party.

2.2                               Delivery. Except as otherwise agreed in writing between the Parties, all deliveries of Plasma shall be FCA ZLB’s warehouse or other designated (by ZLB) facility. The shipping agent or carrier shall be selected and contracted by Talecris. Title to and risk of loss shall pass from ZLB to Talecris when the purchased Plasma is provided to or placed with or on Talecris’s shipping agent or transport carrier. ZLB shall not be responsible for any delays in delivery of Plasma to Talecris resulting solely from delays attributable to PCR testing activities conducted by Talecris.

2.3                               Inspection/Acceptance; Nonconforming Plasma. Talecris shall inspect each shipment of Plasma within fifteen (15) business days from Talecris’s receipt of supporting documentation for such shipment from ZLB. Talecris shall promptly notify ZLB of any nonconformity or short shipment within the foregoing fifteen (15) business day period, unless such nonconformity could not in the exercise of reasonable diligence be identified within such period, in which case Talecris shall provide notice of nonconformity as promptly as practicable. Credits (or refunds if the last shipment), or replacement Plasma, at Talecris’s option, will be issued upon Talecris’s return of the Nonconforming Plasma to ZLB, or disposal of same upon request of ZLB, or if return and disposal are illegal, impossible or technically infeasible because of commingling or the form in which such Nonconforming Plasma was received, credits (or refunds if the last shipment) or replacement will be issued upon presentation of appropriate documentation to ZLB supporting any claim of Nonconforming Plasma. ZLB shall be responsible for return freight charges. In addition, ZLB shall replace with Plasma any other plasma in Talecris’s inventory that was not supplied by ZLB but that has been commingled with ZLB’s Nonconforming Plasma such that third party plasma is rendered unusable by Talecris in the manner intended by Talecris (“Tainted Plasma”); provided that, ZLB shall not be responsible for any Tainted Plasma (x) commingled after the earlier of such time as ZLB provides notice as referred to in the paragraph below and the time that Talecris has or, operating in accordance with cGMP, would reasonably be expected to have discovered the Nonconforming Plasma or (y) otherwise resulting from negligence or willful misconduct of Talecris (the earlier to occur of clause (x) and (y), an “Intervening Event”). Talecris shall have the affirmative obligation to return any Nonconforming Plasma to ZLB for which Talecris seeks replacement or credit, unless ZLB requests otherwise in writing, or unless it is illegal, impossible or technically infeasible, because of commingling or the form in which such Nonconforming Plasma was received, for Talecris to return such Nonconforming Plasma, in which case Talecris shall provide appropriate documentation to ZLB supporting any claim such Plasma was nonconforming. All costs of destruction of any Nonconforming Plasma requested by ZLB or agreed to by ZLB pursuant to this Section 2.3 shall be paid by ZLB.

ZLB shall notify Talecris in writing immediately upon its becoming aware of Nonconforming Plasma that has been delivered, or is in transit to, Talecris. Such notice shall include reasonable details concerning the reasons that the Plasma delivered or in transit to Talecris is Nonconforming Plasma.

2.4                               Price. The price that Talecris shall pay to ZLB for the Plasma is set forth in Schedule 2. Such price is exclusive of testing by PCR, freight and shipping charges, storage, insurance, handling and forwarding agents’ fees, sales, value-added and other taxes, tariffs and duties, and any other applicable transportation and delivery costs, all of which shall be the sole burden and responsibility of Talecris.

2.5                               New Technology. Notwithstanding any other provision of this Agreement, in the event ZLB is obligated by any regulatory body or agency or otherwise requested or compelled by Talecris at any time during the Term to perform or implement any new testing or other quality procedure not specifically contemplated under this Agreement, which results in a material increase to ZLB’s actual costs hereunder, the price then in effect under this Agreement shall automatically and concurrently be increased to reflect all of ZLB’s corresponding additional costs attributable to Plasma supplied to Talecris. Correspondingly, in the event that Talecris at any time during the Term reduces or eliminates any testing or other quality procedure so as to result in a material decrease in ZLB’s actual costs of supplying Plasma to Talecris hereunder, the price then in effect under this Agreement shall automatically and concurrently be decreased to reflect all of ZLB’s corresponding cost savings attributable to Plasma supplied to Talecris.

2.6                               Terms of Payment. Talecris shall pay ZLB in full for each delivery of Plasma hereunder within [***] days of the date of ZLB’s corresponding invoice. Such invoice shall not be dated or submitted prior to delivery of the underlying Plasma. All payments shall be made in U.S. Dollars by wire transfer to ZLB’s designated bank. In the event any payment is not timely made in accordance herewith, such invoice shall thereafter accrue interest, in addition to all other amounts due, at the rate of six percent per annum on all amounts past due which are not the subject of a good faith payment dispute. If ZLB is materially delayed or otherwise prevented from shipping any Plasma and correspondingly invoicing Talecris due solely to acts or omissions of Talecris, and in the event ZLB incurs material costs or expenses as a result thereof, ZLB may submit the same to Talecris for payment.

2.7                               Governing Documents. All sales of Plasma hereunder shall be subject solely to the terms and provisions of this Agreement and shall not be subject to other terms, conditions or provisions contained in any other purchase order, writings, etc. except to the extent setting forth or confirming volume or schedule for delivery. Furthermore, in the event of any inconsistency or discrepancy between the terms and conditions of this Agreement and any Schedule hereto, or any other related document or record, the terms of this Agreement shall prevail.

2.8                               Records and Compliance Matters. ZLB shall, at its expense keep and maintain detailed records pertaining to the amount and type of Plasma sold hereunder during the term of this Agreement and for a period of thirty-three (33) years following the date of termination or expiration of this Agreement. Such records shall be made available for inspection by Talecris during normal business hours, on reasonable advance written notice.

Each Party shall obtain all necessary licenses, permits, certificates of origin, and other requisite documents, including approvals and registrations, and pay all applicable fees, charges, customs duties and taxes required or associated with their respective performance under this Agreement. Each Party shall comply with all applicable laws, regulations, rules, and guidelines pertaining to their performance under this Agreement, including but not limited to those set forth in U.S. Code of Federal Regulations, 21 C.F.R. §§600-640, and any other applicable local, state or federal law, regulation or ordinance within the United States. In the case of Talecris, the foregoing two sentences shall apply with equal effect to Talecris’s testing, use and manufacture of the Plasma supplied hereunder; provided, however, that (i) Talecris shall have thirty (30) days from receipt of ZLB’s written notice of breach of this provision to cure such breach and (ii) an uncured breach shall entitle ZLB to monetary damages only, if any, and not a right to terminate this Agreement or suspend its obligations to perform under this Agreement.

2.9                               Waivers, Modifications, and Additions. No modification, or addition to the terms and conditions of this Agreement or any Schedule hereto is or shall be binding unless mutually agreed and accepted in writing by ZLB and Talecris. No waiver of any terms or conditions of this Agreement or any Schedule hereto is or shall be binding on a Party unless signed in writing by such Party.

2.10                        Approved Talecris Centers. ZLB will supply and Talecris shall accept Plasma from Approved Talecris Centers only. For the purposes of this Agreement, a center is an Approved Talecris Center if: (i) the operator and or the center has received all necessary

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regulatory approvals and permits, including FDA, iQPP, CLIA, required state licensing and licensing by the German authorities, and (ii) the center has been added by, and remains on Talecris’s Compliance Department’s list of Approved Talecris Centers (currently labeled SQID), and which list of Approved Talecris Centers, as may be amended from time to time by Talecris in accordance with the terms and conditions herein, is incorporated in this Agreement as Schedule 3. No center may be added as an Approved Talecris Center under this Agreement without satisfying all the requirements of this Agreement and of Talecris’s Compliance Department and Talecris may not remove a center from the list of Approved Centers for the purpose of altering quantities deliverable under this Agreement. Notwithstanding the foregoing, Talecris agrees that Approved Talecris Centers may include up to three (3) non-GHA approved centers.

2.11                        Quality. Any and all revisions sought by Talecris to the specifications as set forth in Schedule 1 shall be sent to ZLB for review and approval. Talecris shall advise ZLB of any and all anticipated changes to specifications as soon as practicable and so as to provide ZLB with as much advanced notice as possible. ZLB shall have 15 days to agree to implement or otherwise respond to Talecris stating ZLB’s reasons for refusing to implement such revisions, which reasons shall be commercially reasonable. ZLB and Talecris shall attempt in good faith to resolve any disputes as to the implementation of any requested revision. If the Parties fail to resolve any such disputes, other than disputes solely with respect to pricing addressed under Section 2.5, Talecris may elect to terminate this Agreement upon 30 days written notice to ZLB, in lieu of its request for revision to the specifications.

If any Approved Talecris Center is closed or its operations curtailed as a result of regulatory action by the FDA or another regulatory authority, including without limitation if ZLB or any Approved Talecris Center receives a warning letter or consent decree from the FDA, or if ZLB or any Approved Talecris Center is involved in other serious problems that might reasonably be expected to affect the quantity or quality of the Plasma, ZLB must notify Talecris immediately, and in any event not later than five (5) business days after ZLB has received written notification from the FDA or other regulatory authority of the action, warning letter, consent decree or other problem.

If any Approved Talecris Center is found by Talecris in its reasonable determination to be clearly deficient in following ZLB’s standard operating procedures, ZLB will have 30 business days to provide, in writing, a corrective action plan reasonably acceptable to Talecris. If the action plan is unacceptable in Talecris’s reasonable determination or if the center cannot provide Plasma within 90 days of any such event, then, at Talecris’s option, this Agreement can be modified to eliminate such center.

Notwithstanding anything to the contrary set forth in this Agreement, in the event ZLB is unable to supply the agreed contracted volume of Plasma in any calendar year as a result of the removal of one or more centers from the list of Approved Talecris Centers, the Parties agree that they shall negotiate and work in good faith to restore ZLB’s Plasma supply capabilities by designating additional replacement Approved Talecris Centers for performance under this Agreement; provided, however, that the provisions of this paragraph shall not relieve ZLB of its obligations under this Agreement.

Talecris shall be entitled to audit all Approved Talecris Centers and ZLB’s other facilities utilized in ZLB’s performance of its obligations under this Agreement, upon not fewer than fifteen (15) business days request, and in no event shall such audits occur more frequently than once every twelve (12) months. No audit shall continue in duration for more than three business days.

2.12                        Non-solicitation of Employees. During the Term, each of Talecris and ZLB agree to not directly recruit or directly solicit for employment the employees of the other Party.

3.                                 REPRESENTATIONS AND WARRANTIES; LIABILITIES AND REMEDIES.

3.1                               Representations and Warranties. Each Party represents and warrants that:

(a)                                  Such Party is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated;

(b)                                 Such Party has the corporate and legal power and authority to enter into this Agreement and to perform its obligations hereunder including the extension of rights granted pursuant to this Agreement, and such Party has taken all necessary corporate action to authorize the execution and delivery of this Agreement and to perform its obligations hereunder; this Agreement, once executed and delivered by the Parties shall constitute a legal, valid and binding obligation enforceable against each Party in accordance with the terms hereof;

(c)                                  All necessary consents, approvals, registrations, and authorizations of all governmental authorities and other persons and entities required of such Party in connection with this Agreement have been obtained;

(d)                                 The execution and delivery of this Agreement and the performance of such Party’s obligations hereunder do not conflict with or violate any applicable law or regulation and do not conflict with, or constitute a default under, any contractual obligation of such Party;

(e)                                  There are no adverse proceedings, claims, or actions pending or, to the best of such Party’s knowledge, threatened which would adversely impact the ability of such Party to perform its obligations hereunder; and

(f)                                    Such Party has not made and, during the Term, will not make any commitments to any other person or entity that is or may be inconsistent or in conflict with any rights granted under this Agreement.

3.2                               ZLB Plasma Representation and Warranty. ZLB represents and warrants that the Plasma delivered hereunder shall conform to the Plasma specifications set forth in Schedule 1 and shall have been collected, stored and delivered to or placed with Talecris’s designated agent/carrier in accordance with applicable laws, rules, regulations as published and/or amended from time to time by the United States Food and Drug Administration (“FDA”) and cGMP. ZLB further represents and warrants that the Plasma delivered hereunder shall not, as of the date of delivery to or placement with Talecris’s agent/carrier, be adulterated or misbranded within the meaning of the United States Federal Food, Drug and Cosmetic Act, shall be in full compliance with the Biological Products Section of the Public Health Service Act and applicable regulations and shall be in full compliance with any applicable international, federal, state or local laws or regulations.

THE EXPRESS WARRANTIES PROVIDED IN THIS SECTION 3.2 ARE IN LIEU OF, AND ZLB HEREBY DISCLAIMS, ALL OTHER CONDITIONS, WARRANTIES AND REPRESENTATIONS IN RESPECT OF THE PLASMA, WHETHER EXPRESS OR IMPLIED, BY STATUTE, CUSTOM OF TRADE OR OTHERWISE, INCLUDING WITHOUT LIMITATION ANY CONDITION, WARRANTY OR REPRESENTATION RELATING TO THE DESCRIPTION OR QUALITY OF PRODUCTS, THEIR MERCHANTABILITY OR THEIR FITNESS FOR A PARTICULAR PURPOSE OR USE UNDER ANY CONDITIONS AND ANY SUCH CONDITION, WARRANTY OR REPRESENTATION IS HEREBY EXCLUDED.

3.3                               Insurance. Each Party represents and warrants to the other that it shall, at its sole cost and expense, procure and maintain comprehensive product and general liability and errors and omission insurance in amounts not less than $10,000,000 per incident and $20,000,000 annual aggregate.

3.4                               Indemnification.

(a)                                  Indemnification by ZLB. Subject to Section 3.5, ZLB shall indemnify, defend and hold harmless Talecris and its Affiliates and the directors, officers, employees, partners, members, agents and counsel of the foregoing, and the successors and assigns of any of the foregoing, from and against any and all liabilities, damages, losses, costs or expenses (including reasonable attorneys’ and professional fees and other expenses) (collectively, “Costs”) arising out of, in connection with or as a result of:

(i)                                     ZLB’s breach of this Agreement, including without limitation the failure to deliver Plasma in the quantity; at the times and in the manner specified herein; provided, however, that to the extent ZLB’s breach results from the supply of Nonconforming Plasma, then, other than in the event of bad faith or willful misconduct by ZLB, clause (ii) of this Section 3.4(a), rather than this clause (i), shall apply; or

(ii)                                  ZLB’s supply of Nonconforming Plasma,

except in each case to the extent caused by Talecris’s bad faith, negligence (including without limitation the failure by Talecris to properly conduct PCR testing or report results thereof) or willful misconduct.

(b)                                 Indemnification by Talecris. Subject to Section 3.5, Talecris shall indemnify, defend, and hold harmless ZLB and its Affiliates and the directors, officers, employees, partners, members, agents and counsel of the foregoing, and the successors and assigns of any of the foregoing, from and against any and all Costs arising out of, in connection with or as a result of (i) Talecris’s breach of a term of this Agreement or (ii) gross negligence or willful misconduct of Talecris in connection with the performance of its obligations under this

Agreement, except in each case to the extent caused by ZLB’s bad faith, negligence or willful misconduct.

(c)                                  Procedure. The Party seeking to be indemnified (the “Indemnified Party”) pursuant to this Section 3.6 shall notify in writing the Party providing such indemnification (the “Indemnifying Party”) stating the nature of the claim. In the event of a Claim instituted by a third party, the Indemnified Party shall (i) give the Indemnifying Party, at the Indemnifying Party’s option, the full opportunity to control the response thereto and the defense thereof, including any agreement relating to the settlement thereof, provided that the Indemnifying Party shall not settle any such claim or action without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed) or such settlement include as an unconditional term thereof the giving by the claimant of an unconditional release from all liability in favor of the Indemnified Party; and (ii) cooperate with the Indemnifying Party, at the Indemnifying Party’s cost and expense, in the defense or settlement thereof. Notwithstanding the foregoing, the indemnification obligations hereunder shall not be relieved hereunder for failure to do the foregoing, or delay with so doing, unless the Indemnifying Party is materially prejudiced thereby. In addition, the Indemnified Party may, at its own expense, participate in its defense of any claim. An Indemnified Party shall use its commercially reasonable efforts to mitigate any Claim.

3.5                               Limitation of Liability.

(a)                                  For purposes of Section 3.4 hereof, the term “Costs” shall include, without limitation, the following:

(i)                                     lost profits and consequential damages in the case of Section 3.4(a)(i), but not Section 3.4(a)(ii); and

(ii)                                  In connection with any liability, claim or Costs under Section 3.4(a)(ii), loss of inventory, manufacturing and conversion costs and all costs and expenses associated with investigation, testing, inspection, cleaning, regulatory compliance, product recall, product return, product destruction and other remedial efforts and all costs and expenses of attorneys, consultants and other advisors, in each case relating to (w) Nonconforming Plasma and any products manufactured or being manufactured from Tainted Plasma and (x) any other plasma with which such Nonconforming Plasma has been commingled (and any products manufactured or being manufactured from such plasma) prior to the time that ZLB notifies Talecris in writing that such Nonconforming Plasma has been delivered as provided in Section 2.3 or an Intervening Event has occurred; provided, further, that ZLB’s liability pursuant to this clause (ii) shall be limited to Costs that are incurred up to the time that Talecris receives written notice from ZLB of the nonconformity and has reasonable opportunity to act thereon or up to the time an Intervening Event has occurred; and provided, further, that in no event shall the Costs referred to in this Section 3.5(a)(ii) include (y) Costs arising out of any product liability or similar claim, or (z) lost profits.

(b)                                 Except to the extent specifically set forth in Section 3.5(a) above, and except in the case of bad faith, gross negligence or willful misconduct, in no event shall either Party incur monetary liability to the other, annually in the aggregate, for breach or violation of this Agreement, or for any other acts or omissions in connection with the performance under this Agreement in excess of the greater of (i) the gross value of the Plasma delivered or to be delivered hereunder in the calendar year in which the incident occurred and (ii) reasonable replacement costs, if any, actually incurred by Talecris as “cover” damages for (x) Nonconforming Plasma and (y) Plasma that is not delivered to Talecris in quantities, at the times and in the manner required by this Agreement, provided in the case of this clause (y) that Talecris shall not be entitled to such replacement costs until Talecris gives written notice to ZLB of ZLB’s failure to so deliver Plasma and gives ZLB thirty (30) days from the date of such notice to cure such failure. Talecris shall use its commercially reasonable efforts, consistent with good commercial practices and policies, to mitigate any Costs, consequential or other damages, including without limitation pursuing reasonable alternative remedies with respect thereto. The Parties agree that the monetary remedies to which Talecris may be entitled hereunder are in addition to any equitable remedies Talecris may have.

3.6                               Specific Performance. ZLB acknowledges and agrees that if ZLB does not timely perform its obligations hereunder to deliver Plasma, replace Nonconforming Plasma and Tainted Plasma or provide all required documentation in accordance with the terms of this Agreement, irreparable damage would occur to Talecris. Accordingly, ZLB agrees that Talecris shall be entitled to seek injunction or injunctions to prevent ZLB’s breach of this Agreement and to enforce specifically such terms and provisions of this Agreement. ZLB waives any right it may possess under applicable law to object to the form of remedy (specific performance) sought by Talecris in such instance and agrees not to require Talecris to post any bond in seeking specific performance hereunder. ZLB does not waive any other remedies or defenses it may possess at law or equity with regard to any such action(s).

3.7                               Set-Off. Talecris may elect in its sole discretion to offset damages to which it is entitled from ZLB against any of Talecris’s future payment obligations for delivered Plasma; provided that Talecris’s rights to set off hereunder shall not apply to any Costs that constitute consequential or lost profit damages.

4.                                      TERM AND TERMINATION

4.1                               Term of Agreement. The term of this Agreement shall continue in full force and effect until December 31, 2013, unless terminated earlier in accordance with this Agreement (“Term”). For purposes of clarification, however, in no event or circumstances shall this Agreement apply in any part to or in connection with any performances called for under that certain Plasma Sale/Purchase Agreement dated January 1, 2003, as amended, between ZLB and Talecris.

4.2                               Termination for Cause. Except as otherwise provided, either Party shall have the right to immediately terminate this Agreement in the event the other Party fails to perform any of its material obligations under this Agreement and such failure to perform is not cured within 30 days of written notice of such failure. The right of any Party to terminate this

Agreement pursuant to this Section 4.2 shall not be affected in any way by its waiver or failure to take action with respect to any prior default. The Party not in default shall be entitled to terminate this Agreement without prejudice to any other rights conferred to it by this Agreement or under law or equity. A termination shall not relieve a Party from any obligations which survive termination or expiration of this Agreement or from its breach of any terms of this Agreement prior to such termination.

4.3                               Termination of Merger Agreement.

(a)                                  Subject to paragraph (b) below, ZLB shall have the right to terminate this Agreement upon notice to Talecris in the event the Merger Agreement is terminated by Parent pursuant to Section 8.3(a) thereof and Parent has complied with its obligations under Section 6.3(c) thereof (for the avoidance of doubt, any determination of the Company’s breach of its representations and warranties contained in the Merger Agreement for the purposes of this Section 4.3(a) shall be made as of the date of the Merger Agreement and not any subsequent date, without regard to any bringdown of any representations in the Merger Agreement); provided that such termination shall become effective six (6) months after such termination of the Merger Agreement (the “Initial Termination Date”).

(b)                                 Notwithstanding the foregoing, if prior to the Initial Termination Date the Company, in good faith, asserts in writing that Parent is or was not permitted to terminate this Agreement or the Merger Agreement, then the Initial Termination Date shall be tolled (but for not more than twelve (12) months (the “Maximum Tolling Period”)) until such time as it is determined by a final judicial order that Parent is or was so entitled to terminate this Agreement and the Merger Agreement. Further, if (A) prior to the expiration of the Maximum Tolling Period the Company has made a good faith assertion as described above but no final judicial order has been entered with a determination that Parent was permitted to terminate this Agreement and the Merger Agreement or (B) a final judicial order with a determination that Parent was permitted to terminate this Agreement and the Merger Agreement has been entered and is appealable or being appealed by Talecris or its Affiliates prior to the expiration of the Maximum Tolling Period, then (1) this Agreement shall not be terminated until the time that a final non-appealable judicial order with a determination that Parent was permitted to terminate this Agreement and the Merger Agreement shall have been entered and (2) the price Talecris shall pay for Plasma ordered after the expiration of the Maximum Tolling Period up to the date that a final non-appealable judicial order with a determination that Parent was permitted to terminate this Agreement and the Merger Agreement shall have been entered shall be the prevailing market prices for plasma, taking into account the volume of plasma and the long-term nature of this Agreement. If the Company prevails on a proceeding referred to in the preceding sentence, then ZLB shall be liable to Talecris for the additional price Talecris pays to ZLB pursuant to clause (2) above in excess of the price that would have otherwise been payable pursuant to Schedule 2.

(c)                                  The Parties shall seek expedited process with respect to obtaining any order relating to Parent’s ability to terminate this Agreement or the Merger Agreement if the Company has asserted that Parent is or was not permitted to terminate this Agreement or the Merger Agreement.

4.4                               Effect of Termination. Any termination of this Agreement shall not relieve a Party from any obligations which survive termination or expiration of this Agreement or from its breach of any terms of this Agreement prior to such termination.

4.5                               Provisions Surviving Termination. The following provisions of this Agreement shall survive expiration or any termination of this Agreement: Articles 1 and 6 in their entirety, the first paragraph of Section 2.8 and Sections 3.4, 3.5, 3.6, 3.7, 4.4, 5.1 and 5.2.

5.                                 CONFIDENTIALITY

5.1                               Confidentiality. Except as expressly provided herein, each Party agrees, for itself and its successors, assigns and Affiliates, that for the term of this Agreement and for three (3) years thereafter, it shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose, other than for performing hereunder, any Confidential Information. Notwithstanding, a Party may disclose Confidential Information to the extent such disclosure is reasonably necessary to prosecute or defend litigation and to comply with applicable governmental law or regulation; provided, however, if a Party intends to make a disclosure of Confidential Information under any circumstance, that Party shall give reasonable advance notice to the other of such intended disclosure, and the disclosing Party shall thereafter use its best efforts to secure confidential treatment (whether through protective orders, confidentiality agreements or otherwise) of such Confidential Information in connection with any disclosure or potential disclosure.

5.2                               Disclosures to Employees. Each Party may disclose Confidential Information to its employees, contractors, consultants and agents on a need to know basis, provided that such disclosing Party shall require that any individual or entity receiving such Confidential Information protect it in the same manner and to the same extent as that individual or entity would treat its own or its principal’s confidential information.

6.                                 MISCELLANEOUS

6.1                               Force Majeure. A Party’s failure to perform its obligations under this Agreement due to “acts of God,” acts of governments, riots, wars, accidents, or other causes of any nature beyond such Party’s control, including without limitation acts of terrorism, civil commotion, national emergency or epidemic, hurricane, embargo, flood, fire, or any law, proclamation, regulation, ordinance or other act or order of any court, government or governmental agency, and in the case of Talecris, its failure due to any of the foregoing force majeure events to perform its obligations under this Agreement by reason of its inability to utilize all or any portion of Plasma to be purchased under this Agreement, shall not be deemed to be a breach of this Agreement, provided that the non-performing Party (i) provides the other Party timely written notice of the existence and nature of the corresponding reason for nonperformance, (ii) uses commercially reasonable efforts to continue to perform its obligations hereunder and mitigate the impact of the force majeure, including cooperating with Talecris to designate additional Approved Talecris Centers and (iii) resumes performance as soon as practicable upon the elimination of the impeding force majeure; provided further that if the non-performing Party is ZLB, ZLB shall, upon the elimination of the force majeure, use good faith efforts to deliver as soon as practicable all amounts of Plasma that it was unable to deliver due to the force majeure and, in satisfying this obligation, ZLB shall treat Talecris at least as favorably as ZLB treats its other customers, its Affiliates and itself. If performance under this Agreement is prevented one hundred eighty (180) consecutive days or one hundred eighty (180) days in any calendar year period by virtue of a force majeure, the Party not providing notice of the force majeure may then, upon five (5) business days written notice to the other Party, terminate this Agreement.

6.2                               Assignment. Neither Party may, without the prior express written consent of the other, assign or transfer this Agreement or any respective right(s) or obligation(s) hereunder, which consent may not be unreasonably withheld. Notwithstanding the foregoing, either Party may assign or transfer this Agreement to an Affiliate of the assigning Party, without consent of the other Party, so long as the assignee delivers to the non-assigning Party in writing an unqualified assumption of all corresponding obligations of the assigning Party under the Agreement; provided however, in no event shall any assignment, whether with consent or without, relieve in any form or part the assigning Party from continued liability and responsibility for its performances and obligations under the terms and conditions of the Agreement.

6.3                               Permitted Assigns. This Agreement shall be binding upon and inure to the benefit of each Party’s permitted assigns. Nothing in this Agreement, whether express or implied, is intended nor shall be deemed or construed to confer upon any person, other than the Parties and permitted assigns, any right, remedy or claim under or by reason of this Agreement.

6.4                               Independent Contractor. The relationship between ZLB and Talecris in connection with this Agreement is and shall at all times remain that of vendor and vendee as independent contractors. Nothing contained in or resulting from this Agreement or the performances called for hereunder shall be deemed or construed to create an employer/employee, fiduciary, joint venture, partnership, co-owner or other such relationship between the Parties. Further, nothing within or deriving from this Agreement shall (i) give either Party the power to direct or control the day-to-day activities, expressly including marketing activities, of the other or (ii) allow either Party to create or assume any obligation on behalf of the other for any purpose whatsoever, except to the extent, if any, expressly so set forth in this Agreement.

6.5                               Dispute Resolution. The Parties shall attempt to resolve any dispute, controversy, claim or difference arising out of, or in connection with, this Agreement amicably and promptly by negotiations between executives who have authority to settle the controversy. Either Party may give the other Party written notice of any dispute not resolved in the normal course of business (“Notice of Dispute”). Within seven (7) days after delivery of such Notice of Dispute, executives of the Party shall agree to meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. If the matter has not been resolved within ten (10) days of the first meeting of such executives (or, if the Parties are unable to mutually agree upon an acceptable time and place to meet, within ten (10) days of the disputing Party’s Notice of Dispute), either Party may, by notice to the other Party (“Dispute Escalation Notice”), refer the matter to the officers indicated below:

For ZLB:                                                 Executive Vice President, Plasma, of ZLB

For Talecris:                              Chief Executive Officer of Talecris Biotherapeutics, Inc.

Such officers shall negotiate in good faith to resolve the matter in an amicable manner within ten (10) days of the Dispute Escalation Notice. The Parties agree that any matters discussed through the course of the negotiations contemplated by this Section 6.5 shall not in any way prejudice the positions either Party may take in a subsequent lawsuit or arbitration proceeding.

6.6                               Governing Law and Disputes. This Agreement shall be governed by and construed in accordance with laws (substantive, procedural and/or otherwise) of the state of Delaware, U.S.A., without regard to conflicts of laws principles. The United Nations Convention on the International Sale of Goods dated April 11, 1980 is not applicable.

6.7                               Notices. All notices and other communications hereunder or in connection herewith (except for purchase orders) shall be validly given or made if in writing and shall be effective either (a) when delivered in person to the other party, or (b) one (1) day after being addressed to the party at the address specified below, and sent by nationally recognized express courier service. Unless and until subsequently changed by notice given in accordance with this Section 6.6, the addresses of the parties for purposes of all notices and communications hereunder shall be as follows:

If to ZLB:	If to Talecris:
ZLB Plasma	Talecris Plasma Resources, Inc.
5201 Congress Avenue	P.O. Box 110526
Suite 220	79 T.W. Alexander Drive
Boca Raton, FL 33487	4501 Research Commons
Attention: General Manager	Research Triangle Park, NC 27709
Attention: Director of Contract Plasma Operations

With a copy to:	With a copy to:

CSL Behring, LLC	Talecris Biotherapeutics, Inc.
1020 First Avenue	P.O. Box 110526
King of Prussia, PA 19406	79 T.W. Alexander Drive
Attention: General Counsel	4101 Research Commons
Research Triangle Park, NC 27709
Attention: General Counsel

6.8                               Entire Understanding. This Agreement, along with the Schedules attached hereto and incorporated herein, contain the entire understanding of the Parties with respect to the subject matter of this Agreement. There are no representations, promises, covenants or understandings other than those expressly set forth herein. No rights or duties on the part of either Party shall be implied, inferred or created beyond those expressly provided for in this Agreement. The Parties may, from time to time during the term of this Agreement, modify, vary, alter or amend any of the provisions of this Agreement, including the Schedules, but only through a written agreement therefore duly executed by both Parties. No waiver of any term, provision, condition, or default of this Agreement shall be construed as a waiver of any other term, provision, condition, or default.

6.9                               Severance. If any provision of this Agreement is determined by any tribunal with competent jurisdiction to be unenforceable or in conflict with the law of any jurisdiction, the validity or enforceability of the remaining provisions hereof shall not be affected or otherwise impaired by such determination. Rather, the affected provision shall be severed from the Agreement, and in the event such severed provision materially affects the consideration of either Party hereunder, the Parties shall thereupon negotiate in good faith an agreement for an acceptable amendment to replace such severed provision so as to maintain the intentions of the Parties hereunder at all times.

6.10                        Headings. The headings of each section, paragraph or article within this Agreement are intended for convenience only and shall not be construed or deemed in any way to affect the interpretation of any provision within the Agreement.

6.11                        Singular and Plural Terms. Where required by the context of this Agreement, singular terms shall be considered plural, and plural terms shall be considered singular.

6.12                        Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one instrument representing the Agreement.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK

IN WITNESS WHEREOF, the Parties do hereby respectively cause this Agreement to be executed and delivered by their duly authorized officers.

Talecris Biotherapeutics, Inc.	ZLB BIOPLASMA INC. dba
(“TALECRIS”)	ZLB PLASMA (“ZLB”),
signed by its duly authorized representative	signed by its duly authorized representatives

By:	By:	/s/ Peter Turner
Name:	Name:	Peter Turner
Title:	Title:	Director

	By:	/s/ Gregory A. Boss
	Name:	Gregory A. Boss
	Title:	Secretary

IN WITNESS WHEREOF, the Parties do hereby respectively cause this Agreement to be executed and delivered by their duly authorized officers.

Talecris Biotherapeutics, Inc.		ZLB BIOPLASMA INC. dba
(“TALECRIS”)		ZLB PLASMA (“ZLB”),
signed by its duly authorized representative		signed by its duly authorized representatives

By:	/s/ Lawrence Stern	By:
Name:	Lawrence Stern	Name:	Randy Furby
Title:	Chairman and Chief Executive Officer	Title:	Senior Vice President/General Manager

By:
		Name:	Gregory A. Boss
		Title:	Secretary

LIST OF SCHEDULES

Schedule 1                                      Plasma Specifications

Schedule 2                                      Volume/Price

Schedule 3                                      List of Approved Talecris Centers

SCHEDULE 1

Plasma Specifications

SOP# RP-000-AA-001 — Requirements for Submitting Plasma Samples for NAT Testing to RTL — Revision 3, effective November 29, 2007

SOP# RP-000-AA-002 — Talecris-Approved Sigma Printer System Assembly; Maintenance and Troubleshooting Guide — Revision 3, effective November 29, 2007

SOP# RP-000-AA-003 — Collecting and Process Samples for NAT and Testing — Revision 3, effective November 29, 2007

SOP# RP-000-AA-004 — Packing and Shipping Initial and Back-up Samples to RTL — Revision 3, effective November 29, 2007

SOP# RP-000-AA-005 — Communication of Test Results, Confidential Test Reports and Plasma Unit Destruction Requests — Revision 3, effective November 29, 2007

Plasma Supplier Supplemental Directions, SOP# CS-000-BE-053, Revision #17, Effective date August 6, 2008.

General Specification — Source Plasma, Revision #28, Effective date August 6, 2008 which includes Specifications CS-000-AR-027 and CS-000-BE-057 and others as directed.

Requirements for Submitting Plasma Samples for NAT Testing - to the Raleigh Test Laboratory - Rev 1, effective May 24, 2007

Collecting and Processing Nucleic Acid Testing Samples - Rev 1, effective May 24, 2007

Packing and Shipping Initial and Back Up Samples to the Raleigh Test Laboratory - Rev 1, effective May 24, 2007

Test Results and Processing Units and Donors with Unacceptable Test Results - Rev 1, effective May 24, 2007

SCHEDULE 2

Volume/Price

Calendar Year	Annual Quantity (liters)	Maximum Optional Volume (liters)	Price per Liter
2009	[***]	0	$	[***]
2010	[***]	0	$	[***]
2011	[***]	[***]	$	[***]
2012	[***]	[***]	$	[***]
2013	[***]	[***]	$	[***]

*** CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE 3

List of Approved Talecris Centers

CENTERS	ADDRESS	CITY & STATE
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

*** CONFIDENTIAL TREATMENT REQUESTED